Exhibit 4.2

AMERICAN AXLE & MANUFACTURING, INC.

as Issuer

THE GUARANTORS PARTY HERETO

7.750% Senior Notes due 2033

INDENTURE

Dated as of October 3, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

i

ii

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Exhibits

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture

iv

INDENTURE, dated as of October 3, 2025 (this “Indenture”), among AMERICAN AXLE & MANUFACTURING, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), its parent, AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (the “Company”), certain subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).

Recitals of the Company

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $1,250,000,000 aggregate principal amount of the Issuer’s 7.750% Senior Notes due 2033, issued on the date hereof (the “Initial Notes”), and (ii) if and when issued, Additional Notes (as defined herein) (collectively with the Initial Notes, the “Notes”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“Acquisition” means the acquisition by the Company of all of the outstanding equity interests of the Target pursuant to an English law governed Scheme.

“Act” means the United Kingdom Companies Act 2006.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Premium” means, with respect to a Note on any Redemption Date, the greater of:

(a) (1)  1.0% of the principal amount of such Note; and

(b) (2)  the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Note on October 15, 2028 (such redemption price being described in Section 5.1(c)), plus (ii) all required interest payments due on such Note through October 15, 2028 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal of such Note.

“Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a finance lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Board of Directors” means:

(c) (1)  with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(d) (2)  with respect to a partnership, the Board of Directors of the general partner of the partnership;

(e) (3)  with respect to a limited liability company, the managing member or members or any controlling committee or Board of Directors of such company or of the sole member or of the managing member thereof; and

(f) (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such capital stock.

“Change of Control” means:

(g) (1)  any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of at least 50% of the total voting power of the Voting Stock of the Company or the Issuer (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

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(h) (2)  the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(i) (3)   the adoption by the stockholders of the Company or the Issuer of a plan or proposal for the liquidation or dissolution of the Company or the Issuer; or

(j) (4)   the Company ceases to own, directly or indirectly, all of the Capital Stock of the Issuer (other than in connection with a merger of the Company into the Issuer permitted by this Indenture).

(k) For the avoidance of doubt, the Transactions will not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Companies Registrar” means Companies House, the registrar of companies for England and Wales.

“Company” means American Axle & Manufacturing Holdings, Inc., a Delaware corporation, and its successors and assigns.

“Consolidated Current Liabilities” means the aggregate of the current liabilities of the Company appearing on the most recent available consolidated balance sheet of the Company, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of the Company or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company, or any Subsidiary for a term in excess of 12 months from the date of determination.

“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.

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“Consolidated Tangible Assets” means the aggregate of all assets of the Company (including the value of all existing Sale and Leaseback Transactions and any assets resulting from finance leases or the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of the Company at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Operation Agreement” means the Co-Operation Agreement dated as of January 29, 2025 between the Company and the Target.

“Court” means the High Court of Justice of England and Wales.

“Court Meeting” means the meeting or meetings of Target Shareholders (including any adjournment thereof) convened or to be convened at the direction of the Court for the purposes of considering and, if thought fit, approving the Scheme.

“Credit Agreement” means the Credit Agreement dated as of April 6, 2017, as amended by the First Amendment dated as of July 29, 2019, the Second Amendment dated as of April 28, 2020 (as amended by the agreement amending the Second Amendment dated as of June 11, 2021), as amended and restated by the Amended and Restated Credit Agreement dated as of March 11, 2022, as amended by the First Amendment dated as of June 28, 2023 and as amended by the Second Amendment and Incremental Facility Agreement dated as of February 24, 2025, among the Company, the Issuer, each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, replaced or refinanced from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

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“Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in U.S. dollars, such amount, and (b) if such amount is denominated in any other currency, the equivalent of such amount in U.S. dollars as reasonably determined by the Issuer.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Funded Debt” means all indebtedness for borrowed money having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such indebtedness owed to the Issuer, the Company or a Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets permitted under this Indenture. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Indebtedness” means Indebtedness (other than Indebtedness under this) in an aggregate principal amount exceeding (i) prior to the Scheme Effective Date, $125.0 million or (ii) from and after the Scheme Effective Date, $265.0 million.

“Guarantors” means the Company and the Subsidiary Guarantors.

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“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any indebtedness issued at a discount (including indebtedness on which interest is payable through the issuance of additional indebtedness) shall be deemed Incurred at the time of original issuance of the indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(l) (1)   the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(m) (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(n) (3)  the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a trade payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business and such obligation is satisfied within 30 days of incurrence) other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) and (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(o) (4)  the principal component or liquidation preference of all obligations of any Subsidiary that is not a Subsidiary Guarantor with respect to the redemption, repayment or other repurchase of any Preferred Stock (but excluding, in each case, any accrued dividends);

(p) (5)  the principal component of all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; and

(q) (6)  the principal component of Indebtedness of other Persons to the extent guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor).

“Interest Payment Date” means April 15 and October 15 of each year to the Stated Maturity of the Notes.

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“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch. If no rating by Moody’s, S&P or Fitch then exists, the applicable rating shall be replaced by an equivalent rating by another Rating Agency.

“Issue Date” means October 3, 2025.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The term “Lien” shall not include any license, covenant not to sue or other similar permission to use intellectual property, in each case granted or given in the ordinary course of business.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any Equity Offering, the cash proceeds thereof, net of (a) attorneys’ fees, accountants’ fees, commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or incurrence and (b) taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee by a Guarantor pursuant to the terms of this Indenture, including pursuant to an Additional Guarantor Supplemental Indenture. Each such Note Guarantee will be in the form prescribed by this Indenture.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Notes Parties” means, collectively, the Company, Issuer and the Subsidiary Guarantors.

“Offering Memorandum” means the final offering memorandum, dated as of September 19, 2025, relating to the offering of the Notes.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Company.

“Operating Property” means any real property or any equipment located in the United States, in each case, that is owned by, or leased to, the Issuer, the Company or any Subsidiary and that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or a Guarantor.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Preferred Stock” means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. and Fitch Inc. or if one or more of Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. or Fitch Inc. shall not make a rating on the Notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company which shall be substituted for such of Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. or Fitch Inc., as the case may be, that ceased to make a rating for the Notes.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Responsible Officer” means, with respect to any Person, the chief financial officer, chief executive officer, president, principal accounting officer, treasurer, controller, vice president or secretary thereof, as applicable and any Person performing similar functions, as applicable.

“Restricted Notes Legend” means the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary (excluding the Issuer) that owns Operating Property.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Issuer, the Company or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Issuer, the Company or such Subsidiary to such Person.

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“Scheme” means an English law governed scheme of arrangement effected under part 26 of the Act to be proposed by the Target to the Target Shareholders to implement the Acquisition as contemplated by the Scheme Documents.

“Scheme Circular” means a circular (including any supplementary circular) issued by the Target addressed to the Target Shareholders containing, inter alia, the details of the Acquisition, the Scheme and the notices convening the Court Meeting and the Target General Meeting.

“Scheme Court Order” means the order of the Court sanctioning the Scheme pursuant to Section 899 of the Act.

“Scheme Documents” means each of the Scheme Circular, the Scheme Court Order, the Scheme Resolutions and any other document sent to the Target Shareholders in relation to the terms and conditions of the Scheme and the Scheme Court Order and any other document designated in writing as a Scheme Document by the Company.

“Scheme Effective Date” means the date on which a copy of the Scheme Court Order is duly filed on behalf of the Target with the Companies Registrar and the Scheme becomes effective in accordance with section 899 of the Companies Act.

“Scheme Resolutions” means the resolutions of the Target referred to and substantially in the form set out in the Scheme Circular and to be considered at the Court Meeting and the Target General Meeting.

“SEC” means the United States Securities and Exchange Commission.

“Secured Notes” means the Issuer’s 6.375% Senior Secured Notes due 2032, issued on the date hereof

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any subsidiary of the Company, including the Issuer.

“Subsidiary Guarantor” means (i) each Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date and (ii) any other Subsidiary that provides a Note Guarantee in accordance with this Indenture; provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.

“Target” means Dowlais Group plc, a company under the laws of England and Wales with registered number 14591224, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

“Target Credit Agreement” means Senior Term and Revolving Facilities Agreement dated as of February 22, 2023, among the Target, G.K.N. Industries Limited, the lenders party thereto, HSBC Bank plc, as agent, and the other parties party thereto, and shall include any amendment, refinancing or replacement thereof.

“Target General Meeting” means the general meeting of the shareholders of the Target (and any adjournment thereof) to be convened in connection with the Scheme for the purpose of considering, and, if thought fit, approving the shareholder resolutions necessary to enable the Target to implement the Acquisition by means of a Scheme.

“Target Indebtedness Refinancing” means (a) the repayment in full of all indebtedness outstanding under the Target Credit Agreement and the termination of all commitments, guarantees and security interests thereunder and in respect thereof and (b) the repurchase or redemption in full or in part of the Target Notes and the termination of all guarantees and security interests in respect thereof.

“Target Notes” means the senior notes of G.K.N. Industries Limited issued pursuant to the Note Purchase Agreement dated October 30, 2024, among Delta, G.K.N. Industries Limited, the guarantors from time to time party thereto and the purchasers party thereto, and shall including any refinancing or replacement thereof.

“Target Shareholders” means the holders of Target Shares.

“Target Shares” means the ordinary shares of the capital of the Target.

“Transaction Costs” means all fees and expenses (including premiums and original issue discount) incurred by the Company, the Issuer or any Subsidiary in connection with the Transactions.

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“Transactions” means, collectively, (a) the execution, delivery and performance by each Notes Party of this Indenture and the Notes, in each case, to which it is to be a party, the issuance of the Notes and the use of the proceeds thereof, (b) the issuance of the Secured Notes and the use of the proceeds thereof, (c) the funding of the Tranche C Term Loans (as defined in the Credit Agreement) into escrow or otherwise and the availability of the Specified Incremental Revolving Commitments (as defined in the Credit Agreement), in each case, under the Credit Agreement, (d) the consummation of the Acquisition (including the transactions necessary to effectuate the Acquisition) and the transactions contemplated by the Scheme Documents, (e) the consummation of the Target Indebtedness Refinancing, and (f) the payment of the Transaction Costs.

“Treasury Rate” means the yield to maturity at the date of redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the date of redemption or, if such statistical release is no longer published, any publicly available source for similar market data) most nearly equal to the period from the redemption date to October 15, 2028; provided, however, that if the period from the redemption date to October 15, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the remaining term of the Notes to October 15, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture, acting in its capacity as trustee hereunder, until a successor replaces it and, thereafter, means such successor.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

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“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
Actual knowledge	7.2(g)
Additional Guarantor Supplemental Indenture	3.10(a)
Additional Notes	2.1(a)
Agent Members	2.1(d)(iii)
Authenticating Agent	2.2
Change of Control Offer	3.9(a)
Change of Control Payment Date	3.9(c)(ii)(2)
Change of Control Purchase Price	3.9(a)
CODE	2.1(c)(B)
Company	Preamble
covenant defeasance option	8.1(b)
CUSIP	2.15
Defaulted Interest	2.13
Definitive Note Legend	2.1(c)(D)
DTC	2.1(c)(C)
ERISA	2.1(c)(A)
Escrow Account	12.1(a)
Escrow Agent	12.1(a)
Escrow Agreement	12.1(a)
Escrow Conditions	12.2(a)(iii)
Escrow Officer’s Certificate	12.2(a)
Escrow Outside Date	12.2(b)
Escrow Release	12.2(a)
Escrow Release Date	12.2(a)
Escrowed Property.	12.1(b)
Event of Default	6.1(a)
Global Note Legend	2.1(c)(C)
Global Notes.	2.1(a)(ii)
Guarantor Obligations	10.1
Guarantors	Preamble
Indenture	Preamble
Initial Notes	Recitals
Issuer	Preamble
Issuer Order	2.2
legal defeasance option	8.1(b)
Note Register	2.3

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Term	Defined in Section
Notes	Recitals
Notice of Default	6.1(a)(x)
Paying Agent	2.3
Private Placement Legend	2.1(c)(A)
Redemption Date	5.4(a)
Registrar	2.3
Regulation S Global Note	2.1(a)(ii)
Regulation S Legend	2.1(c)(B)
Regulation S Notes	2.1(a)(ii)
Reinstatement Date	3.10(c)
RESALE RESTRICTION TERMINATION DATE	2.1(c)(A)
Restricted Definitive Note	2.6(c)(i)(1)
Restricted Global Note	2.6(a)
RULE 144A	2.1(c)(A)
Rule 144A Global Note	2.1(a)(ii)
Rule 144A Notes	2.1(a)(ii)
Secured Notes Trustee	12.1(a)
SECURITIES ACT	2.1(c)(B)
SIMILAR LAWS	2.1(c)(A)
Special Interest Payment Date	2.13(a)
Special Mandatory Redemption	5.8(a)
Special Mandatory Redemption Date	5.8(a)
Special Mandatory Redemption Price	5.8(a)
Special Record Date	2.13(a)
Special Termination Date	5.8(a)
STAMP	13.16
Subsidiary Guarantors	Preamble
Successor Company	4.1(a)(i)
Successor Guarantor	4.3(a)
Successor Issuer	4.2(a)(i)
Suspension Date	3.10(b)
Suspension Period	3.10(c)
Transfer	13.16
Transferee	13.16
Transferor	13.16
Trustee	Preamble
Unrestricted Definitive Note	2.6(d)(iii)
Unrestricted Global Note	2.6(b)

SECTION 1.3. Terms Generally. (a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

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(b)  Unless the context requires otherwise:

(i)  any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(ii)  any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary;

(iii)  any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(iv)  the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof;

(v)  all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Indenture; and

(vi)  the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided in this Indenture, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) the Issuer may, at its option, elect to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of this Indenture (other than the provisions of Section 3.2), regardless of whether any such election is made before or after such change in GAAP or in the application thereof, and in such case GAAP shall be interpreted for purposes of this Indenture or the applicable provision(s) hereof (in each case, other than the provisions of Section 3.2) on the basis of GAAP as in effect and applied immediately before such change shall have become effective, unless and until such election shall have been rescinded by the Issuer and (b) notwithstanding any other provision contained in this Indenture, all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein.

SECTION 1.5. Reserved.

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SECTION 1.6. Divisions. For all purposes under this Indenture and the Notes, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.7. Exchange Rates; Currency Equivalents. Any amount specified in this Indenture (other than with respect to amounts payable on the Notes and related affirmative obligations of the Issuer or the Guarantors) to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the Exchange Rate; provided if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

ARTICLE II

The Notes

SECTION 2.1. Form, Dating and Terms. (a)  The Initial Notes issued on the date hereof shall be in an aggregate principal amount of $1,250,000,000, in substantially the form of Exhibit A hereto. In addition, the Issuer may from time to time issue additional 7.750% Senior Notes due 2033 in substantially the form of Exhibit A hereto and having identical terms and conditions as the Initial Notes, other than issue date, issue price and, in certain circumstances, the date from which interest will accrue (the “Additional Notes”), subject to compliance with Sections 3.3 and 3.5. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

With respect to any Additional Notes, the Issuer shall set forth in (i) a Board Resolution and (ii) (A) an Officer’s Certificate or (B) one or more indentures supplemental hereto, the following information:

(i)  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(ii)  the issue price and the issue date of such Additional Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 13.2, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

Any Additional Notes will be part of the same issue as the Initial Notes and will be treated as one class with the Initial Notes, including for purposes of waivers, redemptions, offers to purchase and voting; provided that, in the event that any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such non-fungible Additional Notes will be issued with separate CUSIP and ISIN numbers so that they are distinguishable from the Initial Notes. Holders of the Initial Notes and the Additional Notes shall vote and consent together as one class on all matters to which such Holders are entitled to vote or consent, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

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Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A (the “Rule 144A Notes”) shall initially be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.1(c) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers between participants in DTC will be effected under DTC’s procedures.

Initial Notes and any Additional Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S Notes”) shall initially be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.1(c) (the “Regulation S Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers between participants in Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme will be effected in the ordinary way under the rules and operating procedures of those systems.

The Rule 144A Global Note and the Regulation S Global Note are sometimes collectively herein referred to as the “Global Notes.” The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture or a supplemental indenture hereto, as applicable, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office of the Paying Agent or any office or agency of the Issuer maintained for such purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose in the continental United States. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuer shall make all payments in respect of any Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

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The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(c). The Issuer and the Trustee shall approve the form of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(b)  Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(c)  Restrictive Legends. (A)  Each Rule 144A Global Note shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) (i) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (ii) NONE OF THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING, OR WILL ACT, AS A FIDUCIARY WITH RESPECT TO SUCH HOLDER’S DECISION TO PURCHASE OR HOLD THE NOTES.

(B)  Each Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

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BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) (i) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (ii) NONE OF THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING, OR WILL ACT, AS A FIDUCIARY WITH RESPECT TO SUCH HOLDER’S DECISION TO PURCHASE OR HOLD THE NOTES.

(C)  The Global Notes, whether or not an Initial Note, shall bear the following legend (the “Global Note Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(D)  Each Definitive Note shall bear the following legend (the “Definitive Note Legend”) on the face thereof:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(d)  Book-Entry Provisions.

(i)  This Section 2.1(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.

(ii)  Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear legends as set forth in Section 2.1(c).

(iii)  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iv)  The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(v)  In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(e) to beneficial owners who are permitted under this Indenture to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

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(vi)  In connection with the transfer of an entire beneficial interest in a Global Note pursuant to Section 2.1(e) to beneficial owners who are permitted under this Indenture to hold Definitive Notes, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vii)  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (A) the Holder of such Global Note (or its agent) or (B) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e)  Definitive Notes. Except as provided in this Section 2.1(e) and in Section 2.6(h), owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Issuer that (A) it is unwilling or unable to continue as depositary for such Global Note or (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing.

(f)  Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d)(v) or (vi) shall, except as otherwise provided by Section 2.6(c) or Section 2.6(f), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).

(g)  In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

SECTION 2.2. Execution and Authentication. At least one Officer shall sign the Notes on behalf of the Issuer by manual, facsimile or electronic transmission signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee authenticates the Note. The manual, facsimile or electronic transmission signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

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At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $1,250,000,000 and (2) subject to the terms of this Indenture, Additional Notes, in each case upon a written order of the Issuer signed by an Officer of the Issuer (the “Issuer Order”). Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Issuer or any Guarantor, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Issuer shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the continental United States. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Issuer, the Company or any of its domestically incorporated Wholly-Owned Restricted Subsidiaries may act as Paying Agent, Registrar or transfer agent.

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The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer or any Guarantor in making any such payment. If the Issuer, the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer, the Company or any of its Subsidiaries) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6. Transfer and Exchange.

(a)  Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the Registrar receives the following:

(i)  if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; and

(ii)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.

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(b)  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the Registrar receives the following:

(i)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1) thereof;

(ii)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(iii)  in each such case set forth in this clause (b), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (b) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to clause (b) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)    If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

(1)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note bearing the Restricted Notes Legend (a “Restricted Definitive Note”), a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

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(2)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(3)	if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

(4)	if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(5)	if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(ii) thereof; or

(6)	if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.1(d)(v) hereof, and the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)   Notwithstanding Section 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;

(2)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

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(3)	in each such case set forth in this clause (ii), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act.

(iii)  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery (upon receipt of an authentication order in accordance with Section 2.2 hereof) to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Members. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Restricted Notes. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Restricted Notes Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Restricted Notes Legend.

(d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(1)	if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

(2)	if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(3)	if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

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(4)	if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(5)	if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

(6)	if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Restricted Global Note and, in the case of clause (2) above, the Rule 144A Global Note, and, in the case of clause (3) above, the Regulation S Global Note.

(ii)   A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)	if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof;

(2)	if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(3)	in each such case set forth in this clause (ii), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

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(iii)  A Holder of a Definitive Note not bearing the Restricted Notes Legend (an “Unrestricted Definitive Note”) may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (d)(ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to clauses (d)(ii) or (iii) above.

(e)  Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

(i)    Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

(1)	if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

(2)	if the transfer will be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

(3)	if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

(ii)   Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1)	if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;

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(2)	if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(3)	in each such case set forth in this clause (ii), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii)  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

(f)  Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear such Restricted Notes Legend unless there is delivered to the Registrar, if requested by the Registrar, an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(h)  Obligations with Respect to Transfers and Exchanges of Notes. (i)  To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii)  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.7, 3.9 or 5.7).

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(iii)  The Registrar shall not be required to register the transfer or exchange of any Note for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Notes and ending at the close of business on the day of such mailing, (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date or (3) 15 Business Days before the day of any selection of Notes for redemption under Section 5.3 hereof.

(iv)  Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)  No Obligation of the Trustee. (i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes, or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)  Affiliate Holders. Any Note or beneficial interest in a Global Note transferred to an affiliate (such term as used in this clause (j) having the meaning given Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or chain of transactions not involving any public offering registered under the Securities Act shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note, be in the form of a Definitive Note and bear the Private Placement Legend.

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SECTION 2.7. Reserved.

SECTION 2.8. Reserved.

SECTION 2.9. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note except that the Issuer or an Affiliate of the Issuer shall not obtain voting rights with respect to such Note.

If a Note is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

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SECTION 2.12. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Issuer all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Issuer. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Interest (including post-petition interest on any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful. Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder. Any such defaulted interest, together with the interest thereon as provided herein (together, “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)	The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date, and the Issuer may request that the Trustee, in the name and at the expense of the Issuer, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

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(b)	The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing, if any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a Business Day, then the interest payment shall be postponed to the next succeeding Business Day (except if such Business Day falls in the next succeeding calendar month, then interest shall be paid on the immediately preceding Business Day). If the maturity date of the Notes is a day that is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date. In either of such cases, no additional interest shall be payable as a result of such delay in payment.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15. CUSIP Numbers and ISINs. The Issuer in issuing the Notes may use “CUSIP” numbers and ISINs (in each case if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers and ISINs and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP numbers and ISINs.

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ARTICLE III

Covenants

SECTION 3.1. Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2. SEC Reports. (a)  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), the Issuer will provide to the Trustee and the registered Holders of the Notes, within 15 days of the time periods specified in the relevant forms:

(i)  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms (but, notwithstanding anything to the contrary in this covenant, without any requirement at any time to provide separate financial statements of any Subsidiary of the Issuer, including as may be required by Rules 3-10, 3-16 13-01 or 13-02 of Regulation S-X of the Exchange Act), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(ii)  all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided that, so long as the Company is a Guarantor of the Notes and is permitted by the provisions of the Exchange Act, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of the Company rather than the Issuer; provided further that the Company shall include in such report, information or other document consolidating information that explains in reasonable detail the differences between the information relating to the Company, on the one hand, and the information relating to the Issuer and its subsidiaries on a standalone basis, on the other hand.

(b)  Reserved.

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(c)  The requirement for the Issuer to provide information may be satisfied by filing such reports, documents and information with the SEC or by posting such reports, documents and information on its website, in each case, within the time periods specified by this Section 3.2; provided, however, that the Company will (upon request) provide one copy of the foregoing to the Trustee. To the extent not satisfied by the foregoing, the Issuer and the Guarantors will agree that they will make available to the Holders and to prospective investors, upon the request of Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)  The Company will also hold a quarterly conference call for the Holders of the Notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of the Company and not later than ten Business Days from the time that the Company distributes the financial information as set forth in clause (1) above. Prior to the conference call, the Company shall file a Current Report on Form 8-K or issue a press release announcing the time and date of such conference call and providing instructions for holders of Notes, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Company may satisfy the requirements of this Section 3.2(d) by holding the conference call required above within the time period required as part of any earnings call of the Company in accordance with past practice.

(e)  The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their respective covenants under the Indenture (as to which the Trustee will be entitled to receive certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or any website under the Indenture, or participate in any conference calls.

SECTION 3.3. Reserved.

SECTION 3.4. Reserved.

SECTION 3.5. Limitation on Liens. (a)  The Company and the Issuer will not, and will not permit any Restricted Subsidiary to, Incur or permit to exist any indebtedness for borrowed money secured by a Lien upon (i)  any Operating Property, (ii)  any shares of Capital Stock of any Restricted Subsidiary or (iii)  any indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Issuer, the Company or any Restricted Subsidiary, in each case, whether owned at the date of this Indenture or hereafter acquired, without providing that the Notes then outstanding under this Indenture are secured equally and ratably with (or, at the Company’s option, on a priority basis to) such indebtedness, for so long as such indebtedness shall be so secured.

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(b)  The foregoing restriction shall not apply to:

(i)    Liens on any property existing at the time of the acquisition thereof;

(ii)   Liens on property of an entity existing at the time such entity is merged into or consolidated with the Issuer, the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity (or a division thereof) as an entirety or substantially as an entirety to the Issuer, the Company or a Restricted Subsidiary; provided that any such Lien does not extend to any property owned by the Issuer, the Company or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or other disposition;

(iii)  Liens on property of an entity existing at the time such entity becomes a Restricted Subsidiary;

(iv)  Liens in favor of the Issuer, the Company or a Restricted Subsidiary;

(v)   Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure indebtedness incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(vi)  Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(vii) (A) Liens existing on the date of this Indenture, (B) any extension, renewal, replacement or refunding of any indebtedness secured by a Lien existing on the date of this Indenture or (C) any extension, renewal, replacement or refunding of any indebtedness secured by a Lien referred to in clauses (i), (ii) (iii) or (v); provided, in the case of clause (C), that any such extension, renewal, replacement or refunding of such indebtedness shall be created within 360 days of repaying the indebtedness secured by the Lien referred to in clauses (i), (ii) (iii) or (v) and the principal amount of the indebtedness secured thereby and not otherwise authorized by clauses (i), (ii) (iii) or (v) shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; provided, further, that this clause (vii) shall not include Liens securing the Secured Notes or any indebtedness incurred under the Credit Agreement.

(c)  The Issuer, the Company and the Restricted Subsidiaries may (without equally and ratably securing the Notes) Incur and permit to exist indebtedness secured by Liens if, at the time of such Incurrence, after giving effect thereto and to the retirement of any indebtedness which is concurrently being retired, the sum of (i) the aggregate amount of all such indebtedness secured by Liens pursuant to this provision (excluding any indebtedness secured by Liens pursuant to any of clauses (i) through (vii) of the immediately preceding paragraph) and (ii) all Attributable Debt of the Issuer, the Company and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (excluding any Sale and Leaseback Transactions which are permitted under clauses (a) through (d) of Section 3.6 does not exceed 10% of Consolidated Net Tangible Assets.

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SECTION 3.6. Limitation on Sale and Leaseback Transactions. The Issuer and the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property, unless: (a) the Sale and Leaseback Transaction is solely between or among the Issuer, the Company or another Restricted Subsidiary, (b) the lease is for a period not in excess of 24 months, including renewals, (c) the Issuer, the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled to Incur or permit to exist indebtedness (in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction) secured by a Lien on such Operating Property pursuant one or more of clauses (i) through (vii) or Section 3.5(b), (d) the Issuer, the Company or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of (x) Notes, (y) other Funded Debt of the Issuer or the Company ranking equal in right of payment with the Notes or (z) Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property or (v) the sum of (i) the Attributable Debt of the Issuer, the Company and the Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of this Indenture (other than any such Sale and Leaseback Transaction pursuant to any of clauses (a) through (d) of this sentence), and (ii) the aggregate principal amount of indebtedness Incurred under Section 3.5(c) and then outstanding, does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 3.7. Reserved.

SECTION 3.8. Reserved.

SECTION 3.9. Change of Control. (a)  Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 5.1, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part of each Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

(b)  Within 30 days following any Change of Control, the Issuer will

(c)  (i)  cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(ii)   send, by first-class mail or deliver electronically, with a copy to the Trustee, a notice to each registered Holder stating:

(1)	that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes timely tendered will be accepted for payment;

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(2)	the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	the circumstances and relevant facts regarding the Change of Control; and

(4)	the procedures that Holders of the Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)  The Issuer shall comply with the requirements of Rule 14e of the Exchange Act, and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms of the Notes or this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Notes or this Indenture by virtue of such compliance.

(e)  On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)  deposit with the paying agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof properly tendered; and

(iii)  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(f)  The Paying Agent will promptly mail to each registered Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note will be in a principal amount of $2,000 or larger integral multiples of $1,000.

(g)  The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(h)  The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture and all other provisions of this Indenture and the terms of the Notes applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to the proposed redemption date. Notwithstanding anything to the contrary herein, a Change of Control Offer may, at the Issuer’s discretion, be made in advance of a Change of Control and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

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SECTION 3.10. Future Subsidiary Guarantors. (a)  The Company will cause each of its Subsidiaries (other than the Issuer) that is not a Subsidiary Guarantor and that Guarantees any Guarantee Indebtedness of the Issuer or any Guarantor to execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit C (an “Additional Guarantor Supplemental Indenture”), pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis and all other obligations under this Indenture. Any such Additional Guarantor Supplemental Indenture will be executed and delivered no later than 45 days following the date on which such Subsidiary Guarantees such Guarantee Indebtedness.

(b)  Following the first day (the “Suspension Date”): (i) the Notes have an Investment Grade Rating from at least two of the Rating Agencies; and (ii) no Default has occurred and is continuing under this Indenture, the Company, the Issuer and the Company’s other Subsidiaries shall not be subject to Section 3.10(a).

(c)  On or after any Suspension Date and prior to a related Reinstatement Date (a “Suspension Period”), the Issuer may elect to suspend the Note Guarantees of the Subsidiary Guarantors. If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency such that the Notes do not have an Investment Grade Rating from at least two of the Rating Agencies or if a Default or Event of Default occurs and is continuing (any such time, the “Reinstatement Date”), then (i) this covenant shall be automatically reinstated (and, within 45 days after the Reinstatement Date, any Subsidiary that would have been required during the Suspension Period to execute an Additional Guarantor Supplemental Indenture and become a Guarantor of the Notes shall execute an Additional Guarantor Supplemental Indenture to become a Guarantor of the Notes) and (ii) the Note Guarantees of the Subsidiary Guarantors previously suspended will be automatically reinstated, in each case, unless and until the Notes subsequently attain an Investment Grade Rating from at least two Rating Agencies and no Default or Event of Default is in existence.

(d)  Reserved.

(e)  Reserved.

(f)  The Company shall send written notice to the Trustee upon the commencement of any Suspension Period or the occurrence of any Reinstatement Date; provided that the failure to so notify the Trustee shall not be a default under this Indenture. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes, and shall have no duty to notify Holders if the Notes achieve or are downgraded from an Investment Grade Rating by any of the Rating Agencies.

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SECTION 3.11. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a statement of the Company signed by a Responsible Officer of the Company to the effect that a review of the Notes Parties’ activities during such year and the Notes Parties’ performance under this Indenture and the terms of the Notes has been made, and, to the knowledge of the signatories based on such review, the Notes Parties have complied with all conditions and covenants of this Indenture or, if any Notes Party is in default, specifying such default.

SECTION 3.12. Statement by Officer as to Default. The Company shall deliver to the Trustee, within 30 days after the knowledge thereof, written notice of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 6.1(a)(i), (ii), (iii), (iv), (v), (vi), (ix) or (x), which shall include their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 3.13. Further Instruments and Acts. Upon request of the Trustee or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts or as otherwise necessary may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 3.14. Existence. Subject to Article IV, the Company and, so long as any Notes in respect of which Notes Guarantees have been issued are outstanding, the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor the Guarantors shall be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantors, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

ARTICLE IV

Successor Company and Successor Guarantor

SECTION 4.1. When Company May Merge or Otherwise Dispose of Assets. (a)  The Company shall not merge into or consolidate with any other Person, or permit any other Person to merger into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, unless:

(i)  if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State of the United States of America, the District of Columbia or any other territory thereof; provided that there shall be an obligor or a co-obligor that is a corporation;

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(ii)  the Successor Company (if other than the Company) assumes pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee, in forms reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, the Note Guarantees, this Indenture and the Escrow Agreement;

(iii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)  reserved; and

(v)  the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and such other documents (if any) comply with this Indenture.

SECTION 4.2. When Issuer May Merge or Otherwise Dispose of Assets. (a)  The Issuer shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transactions or in a series of transactions) all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, unless:

(i)  if other than the Issuer, the resulting, surviving or transferee Person (the “Successor Issuer”) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State of the United States of America, the District of Columbia or any other territory thereof; provided that there shall be an obligor or a co-obligor that is a corporation;

(ii)  the Successor Issuer (if other than the Issuer) assumes pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee, in forms reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Notes Guarantees, this Indenture and the Escrow Agreement (as applicable);

(iii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)  reserved;

(v)  each Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply with respect to such Guarantor) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; and

(vi)  the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and other documents (if any) comply with this Indenture.

(b)  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from its obligations under this Indenture.

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(c)  For purposes of this Section 4.2 the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 4.3. When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets. (a)  The Company shall not permit any Subsidiary Guarantor to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of such Subsidiary Guarantor and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person (other than to the Issuer or another Guarantor), unless, if such entity remains a Subsidiary Guarantor, (i) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America, the District of Columbia or any other territory thereof; (ii) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Note Guarantee and this Indenture (as applicable); (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and other applicable documents (if any) comply with this Indenture, provided that the restrictions in this Section 4.3(a) shall not apply in the case of a Subsidiary Guarantor that (1) has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than the Company, the Issuer or any of their respective Subsidiaries), whether through a merger, consolidation or sale of Capital Stock or assets or (2) as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary.

(b)  A Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, a Subsidiary Guarantor under this Indenture but, in the case of a lease of all or substantially all its assets, a Subsidiary Guarantor shall not be released from its obligations under this Indenture.

(c)  For purposes of this Section 4.3, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Subsidiary Guarantor, which properties and assets, if held by the a Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, the Issuer or such Subsidiary Guarantor, respectively.

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SECTION 4.4. The Transactions. Notwithstanding Sections 4.1, 4.2 and 4.3, nothing in this Article IV shall prohibit any of the Transactions.

ARTICLE V

Redemption of Notes

SECTION 5.1. Optional Redemption. (a)  On and after October 15, 2028, the Issuer shall be entitled at its option to redeem all or a portion of the Notes at the following redemption prices (expressed in percentages of principal amount of the Notes to be redeemed on the Redemption Date), plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption price
2028	103.875%
2029	101.938%
2030 and thereafter	100.000%

(b)  The Issuer may on any one or more occasions prior to October 15, 2028, redeem up to 40% of the original principal amount of the Notes (calculated (1) after giving effect to any issuance of Additional Notes and (2) assuming any Notes that are redeemed pursuant to a Special Mandatory Redemption as provided in Section 5.8 were never issued) with an amount of cash not greater than the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(i)  at least 60% of the original principal amount of the Notes (calculated (1) after giving effect to any issuance of Additional Notes and (2) assuming any Notes that are redeemed pursuant to a Special Mandatory Redemption as provided in Section 5.8 were never issued) remains outstanding after each such redemption; and

(ii)  the redemption occurs within 90 days after the closing of such Equity Offering.

At any time prior to October 15, 2028, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100.000% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The Company shall calculate the Applicable Premium and the Trustee shall have no duty to confirm or verify such calculation.

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(c)  Notwithstanding anything to the contrary in this Article V, in connection with any tender offer for the Notes (including a Change of Control Offer), if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain outstanding following such purchase at a price equal to the highest price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date or purchase date, as applicable.

SECTION 5.2. Election to Redeem; Notice to Trustee of Optional Redemptions. If the Issuer elects to redeem Notes pursuant to Section 5.1, the Issuer shall furnish to the Trustee, at least 2 Business Days before the notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4 (or such shorter time period as the Trustee may agree), an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price or, if not then ascertainable, the manner of calculation thereof; provided that, notwithstanding anything herein to the contrary, no Opinion of Counsel shall be required in connection with such redemption or the delivery of such notice of redemption in accordance with Section 5.5. The Issuer shall, upon request from the Trustee from time to time, deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3.

SECTION 5.3. Selection by Trustee of Notes To Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by global notes, interests in the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures therefor, which may be on a pro rata pass-through distribution of principal basis to the extent available under DTC’s procedures; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

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SECTION 5.4. Notice of Redemption. (a)   Except with respect to a Special Mandatory Redemption pursuant to Section 5.8, the Issuer shall provide a notice of redemption to each Holder whose Notes are to be redeemed (with a copy to the Trustee) not less than 10 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”), mailed by first-class mail or delivered in accordance with the applicable procedures of DTC; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or if the redemption is subject to one or more conditions precedent in accordance with Section 5.4(c). At the Issuer’s request, the Trustee shall give notice of redemption in the Issuer’s name and at the Issuer’s expense.

(b)  All notices of redemption shall state:

(i)  the Redemption Date,

(ii)  the redemption price or, if not then ascertainable, the manner of calculation thereof, and that accrued but unpaid interest on redeemed notes to but excluding the Redemption Date will be paid,

(iii)  in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(iv)  that, unless the Issuer defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date,

(v)  if applicable, the place or places where such Notes are to be surrendered,

(vi)  the name and address of the Paying Agent, and that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(vii)  the CUSIP number and ISIN, and that no representation is made as to the accuracy or correctness of the CUSIP number and ISIN, if any, listed in such notice or printed on the Notes,

(viii)  the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the Notes are to be redeemed, and

(ix)  the conditions precedent, if any, applicable to such redemption. If such redemption or notice is subject to the satisfaction of one more conditions precedent, the notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived, or at any time in the Issuer’s discretion if the Issuer reasonably believe that any or all of such conditions will not be satisfied or waived, in each case by the redemption date or by the redemption date as so delayed.

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(c) Any redemption of the Notes may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including the completion or occurrence of an Equity Offering or other transaction or event (or series of related transactions or events). If a redemption is subject to the satisfaction of one or more conditions precedent, notice of such redemption may be given in connection with the related Equity Offering, transaction or event, as the case may be, and prior to the completion or the occurrence thereof.

SECTION 5.5. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date) (except as provided for in Section 5.4(c)), and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer.

SECTION 5.7. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Paying Agent maintained for such purpose pursuant to Section 2.3 (with, if the Issuer so requires in the notice of redemption, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

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SECTION 5.8. Special Mandatory Redemption. (a)  Upon the earliest of (i) the date on which the Issuer notifies the Escrow Agent and the Trustee in writing that it has determined in its sole discretion that the Escrow Conditions cannot be satisfied, (ii) the end of the day on the Escrow Outside Date, if the Escrow Officer’s Certificate has not been delivered by such time and (iii) the date on which the Issuer notifies the Escrow Agent and the Trustee in writing that (A) the Issuer will not pursue the consummation of the Acquisition and/or (B) the Scheme lapses or is terminated (such earliest date, the “Special Termination Date”), the Issuer will be required to redeem $600 million aggregate principal amount of the Notes (the “Special Mandatory Redemption”) on the third Business Day after the Special Termination Date (the “Special Mandatory Redemption Date”) at a price equal to the initial issue price of the Notes plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b) If a Special Termination Date occurs, the Issuer will deliver or cause to be delivered notice of a Special Mandatory Redemption to the Trustee and the Escrow Agent, and mailed by first-class mail to each Holder’s registered address, or delivered in accordance with DTC, as applicable, no later than one Business Day following the Special Termination Date. Such notice will provide that $600 million aggregate principal amount of the Notes shall be redeemed in accordance with the terms of this Indenture on the Special Mandatory Redemption Date. In connection with such Special Mandatory Redemption, the Escrow Agent will release funds from the Escrow Account to the Trustee, and the Trustee shall pay such amounts to the Paying Agent for further disbursement to the Holders of the Notes redeemed in the Special Mandatory Redemption. Upon the Special Mandatory Redemption, the Notes redeemed in the Special Mandatory Redemption will cease to bear interest and all rights under this Indenture and the Notes shall terminate.

(c) Selection of the Notes for redemption in the Special Mandatory Redemption will be made by the Trustee on a pro rata basis; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by the Depositary in accordance with its standard procedures therefor, which shall be on a pro rata pass-through distribution of principal basis to the extent available under the Depositary’s procedures; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part.

(d) On the Special Mandatory Redemption Date, upon written instruction of the Issuer, the Trustee will pay to (or at the direction of) the Issuer any Escrowed Property in the Escrow Account that is in excess of the Special Mandatory Redemption Price, plus any outstanding fees and expenses of the Trustee and the Escrow Agent.

(e) If the Scheme Effective Date occurs on or prior to the Issue Date, then the Issuer may elect to forego the escrow procedures described above in their entirety, in which case there would be no Escrow Agreement or Escrow Account.

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ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default. (a)  Each of the following is an event of default (an “Event of Default”):

(i)  default in any payment of interest on any Note when the same becomes due, and such default continues for a period of 30 days;

(ii)  default in the payment of the principal of or premium, if any, on any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)  the Issuer or any Guarantor fails to comply with its obligations under Article IV or the Issuer fails to comply with Sections 3.9 or 5.8;

(iv)  the Company, the Issuer, any Restricted Subsidiary or any Subsidiary Guarantor (as applicable) fails to comply for 30 days (or 180 days, in the case of obligations under Section 3.2) after notice as provided below with any of its obligations under Sections  3.5, 3.6, 3.10, 3.11, 3.12 and 3.14 and Article IV (in each case, other than matters that would constitute an Event of Default under Section 6.1(a)(iii));

(v)  the Company or the Issuer fails to comply for 60 days after notice as provided below with its other agreements (except as provided in clauses (a)(i) through (a)(iv) of this Section 6.1) contained in this Indenture or under the Notes;

(vi)  the Company, the Issuer or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company, the Issuer or any Significant Subsidiary (or the payment of which is guaranteed by the Company, the Issuer or any Significant Subsidiary), other than indebtedness owed to the Company, the Issuer or any Significant Subsidiary, whether such indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal on such indebtedness at its stated maturity or due date (after giving effect to any applicable grace periods) (“payment default”); or

(B) results in the acceleration by the holders of such indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness for borrowed money under which there has been a payment default or the maturity of which has been so accelerated (after giving effect to any applicable grace periods), aggregates to (A) prior to the Scheme Effective Date, at least $125.0 million or (B) from and after the Scheme Effective Date, at least $265.0 million;

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(vii)  the Company, the Issuer or a Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding with respect to itself;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency;

(viii)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, the Issuer or any Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(B) appoints a Custodian of the Company, the Issuer or any Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company, the Issuer or any Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(ix)  failure by the Company, the Issuer or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of (A) prior to the Scheme Effective Date, $125.0 million or (B) from and after the Scheme Effective Date, $265.0 million (in each case, net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 30 days after such judgment becomes final; and

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(x)  the Note Guarantee(s) of (A) the Company or (B) any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary, in each case, ceases to be in full force and effect or is declared null and void or the Company or any such Subsidiary Guarantor denies that it has any further liability under its Note Guarantee to the Holders, or has given notice to such effect (other than by reason of the termination of the this Indenture or the release of such Note Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in this Indenture.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a default under clauses (iv) or (v) of this Section 6.1(a) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (iv) or (v) of this Section 6.1(a) after receipt of such notice. Such written notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Issuer) occurs and is continuing, the Trustee by notice (in writing specifying the Event of Default and stating that such notice is a Notice of Default) to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall, subject to Section 6.4, be immediately due and payable. In the event of a declaration of acceleration of the Notes because an Event of Default set forth in Section 6.1(a)(vi) above has occurred and is continuing, such declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company, the Issuer or a Significant Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Issuer or the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Note Guarantees.

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The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. Holders may waive past defaults with the consent of the principal amount of outstanding Notes required by Section 9.2. The Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Notes or the Note Guarantees, or that the Trustee determines is unduly prejudicial to the rights of any other Holder (provided, however, that the Trustee shall not have an affirmative duty to make a determination as to whether any direction is unduly prejudicial to the rights of any other holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnity or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)   the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(ii)  the Holders of at least 25% in outstanding principal amount of the Notes have made a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)  the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

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A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) or (ii)   occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, the Company and its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. The Trustee shall pay out any money or property received by it in the following order:

First: to the Trustee, its agents and attorneys for amounts due to them under this Indenture and the Notes (including, without limitation, Section 7.6);

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.

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SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company or the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee. (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use in the conduct of such Person’s own affairs under the same circumstances; provided that if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

(b)  Except during the continuance of an Event of Default:

(i)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Notes or the Note Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, or the Note Guarantees, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Delivery of any reports, information and documents to the Trustee, including pursuant to Section 3.2, is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants pursuant to Article III (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

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(c)  The Trustee may not be relieved from liability for its own bad faith, its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)   this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was acting in bad faith or grossly negligent or with willful misconduct in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e)  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)  No provision of this Indenture, the Notes or the Note Guarantees shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security, prefunding or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(i)  In the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the use or application of any money by any Paying Agent other than the Trustee.

SECTION 7.2. Rights of Trustee. (a)  The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, judgement, bond or any other paper or document or electronic communication believed by it to be genuine and to have been signed, presented or sent by the proper Person or Persons, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee need not investigate any fact or matter stated in the document.

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(b)  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)  The Trustee may act through its attorneys and agents and shall not be responsible for the acts or omissions of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute bad faith, willful misconduct or gross negligence.

(e)  The Trustee may consult with counsel or other professionals of its selection, and the advice or opinion of such counsel or professionals shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes or the Note Guarantees in good faith and in accordance with the advice or opinion of such counsel or professionals.

(f)  The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)  The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 6.1(a)(i) and 6.1(a)(ii), or (ii) any Default or Event of Default of which a Trust Officer shall have (x) received written notification at the corporate trust office of the Trustee and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto. Nothing herein shall require the Trustee to provide a notice to the Issuer in accordance with clauses (iv), (v) or (xi) of Section 6.1(a) of the Indenture absent a direction from Holders of a majority in principal amount of the Notes then outstanding (subject to the Trustee’s rights to be indemnified hereunder).

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(h)  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; provided, however, after the occurrence and during the continuance of an Event of Default, only the Trustee, in its capacity as such, shall be subject to the prudent person standard.

(j)  The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)  Permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(l)  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)  Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuer, the Company or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party.

(n)  The Trustee shall not be bound to make any investigation into (i) the performance of or compliance with any of the covenants or agreements set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document.

(o)  The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

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(p)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer (and money held in trust by the Trustee need not be segregated from other funds except to the extent required by law).

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4. Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Note Guarantees, or the Escrow Agreement, it shall not be accountable for the Issuer’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after the Trustee obtains actual knowledge thereof. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Notes and the Note Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes and the Note Guarantees and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend third-party claims and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own bad faith, willful misconduct or gross negligence.

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To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Issuer.

The Issuer’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii)  with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i)  the Trustee fails to comply with Section 7.7;

(ii)  the Trustee is adjudged bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Trustee or its property; or

(iv)  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

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If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a)  When (i) (x) the Issuer delivers to the Trustee all authenticated Notes (other than Notes replaced pursuant to Section 2.9 and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer) for cancellation or (y) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable whether at maturity or upon redemption pursuant to Article V hereof, or shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption pursuant to Article V and the Issuer or any Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit shall not result in a breach or violation of, or constitute a default under, any material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; (iii) the Issuer has paid or caused to be paid all sums payable to the Trustee under this Indenture and the Notes; (iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be, and (v) the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect.

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(b)  Subject to Sections 8.1(c) and 8.2, the Issuer at its option and at any time may terminate (i) all the obligations of the Issuer and any Guarantor under the Notes and this Indenture (“legal defeasance option”) or (ii) the obligations of the Issuer and any Guarantor under Sections 3.2, 3.5, 3.6, 3.9, 3.10, 3.11 and 3.14 and the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under 6.1(a)(iv) (only with respect to such covenants), 6.1(a)(v) (only with respect to such covenants), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary), Section 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary) and Section 6.1(a)(ix) (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in 6.1(a)(iv) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(v) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(ix) or 6.1(a)(x).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)  Notwithstanding the provisions of Sections 8.1(a) and (b), the Issuer’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 3.1, 6.7, 6.8, 7.1, 7.2, 7.6, 7.7, 8.1(b) (with respect to legal defeasance), 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 6.7, 7.6, 8.4 and 8.5 shall survive.

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SECTION 8.2. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)  the Issuer shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination of cash in U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(ii)  in the case of legal defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(iii)  in the case of covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)  such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer, the Company or any of its Subsidiaries is a party or by which the Issuer, the Company or any of its Subsidiaries is bound;

(v)  the Issuer shall deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(vi)  the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

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SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.4. Repayment to Issuer. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable; provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.5. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and each Guarantor under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders. This Indenture, the Notes, the Note Guarantees and the Escrow Agreement may be amended or supplemented by the Issuer, the Guarantors, the Trustee and the Escrow Agent (solely with respect to the Escrow Agreement) without notice to or consent of any Holder:

(i)  to cure any ambiguity, omission, defect or inconsistency;

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(ii)  to comply with (a) Article IV in respect of the assumption by a Successor Issuer of an obligation of the Issuer under this Indenture and the Notes and (b) Article IV and Article X in respect of the assumption by a Person of the obligations of a Guarantor under its Note Guarantee, this Indenture and the Notes;

(iii)  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(iv)  to issue Additional Notes in accordance with this Indenture, to add Guarantees with respect to the Notes or to release a Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(v)  reserved;

(vi)  reserved;

(vii)  to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(viii)  to make any change that does not adversely affect the rights of any Holder in any material respect;

(ix)  comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(x)  provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or

(xi)  conform the text of this Indenture, the Notes, the Note Guarantees or the Escrow Agreement to any provision of the “Description of Unsecured Notes” section of the Offering Memorandum, to the extent that such provision in the “Description of Unsecured Notes” is intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Escrow Agreement, as evidenced by an Officer’s Certificate of the Company.

A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

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SECTION 9.2. With Consent of Holders. This Indenture, the Notes, the Note Guarantees and the Escrow Agreement may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Any past default or compliance with the provisions of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, an amendment, supplement or waiver may not:

(i)  reduce the principal amount of Notes whose Holders must consent to an amendment;

(ii)  reduce the rate of or extend the time for payment of interest on any Note;

(iii)  reduce the principal of or extend the Stated Maturity of any Note;

(iv)  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued hereunder (except a rescission of acceleration of the Notes issued hereunder by the Holders of at least a majority in aggregate principal amount of the Notes issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(v)  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may or shall be redeemed or repurchased in accordance with Section 3.9 or Section 5.1, whether through an amendment or waiver of provisions in the covenants or otherwise;

(vi)  make any Note payable in money other than that stated in the Note;

(vii)  impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii)  make any change in the amendment provisions in this Section 9.2;

(ix)  modify the Note Guarantees of the Company or any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiary Guarantors), would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders;

(x)  provide for or permit subordination in right of payment of the Notes to any other obligation; or

(xi)  make any material change to the provisions of Section 5.8 or Article XII or to the Escrow Agreement.

In addition, any amendment, supplement or waiver that has the effect of releasing the Company or any Subsidiary Guarantor that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiary Guarantors), would constitute a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, other than, in each case, in accordance with this Indenture, shall require the consent of the Holders of at least two-thirds in principal amount of Notes then outstanding.

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It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

SECTION 9.3. Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (x) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Issuer may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.5. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, in addition to the documents referenced in Section 13.2, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3). Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

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ARTICLE X

Note Guarantee

SECTION 10.1. Note Guarantee. Subject to the provisions of this Article X, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 4.3, Section 10.2 and Article VIII, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (g) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

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Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 4.3, Section 10.2 and Article VIII. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the unpaid amount of such Guarantor Obligations then due and owing.

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit D) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge. (a)  Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

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(b)  A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Note Guarantee and this Indenture shall be released and discharged, upon:

(i)  any sale, exchange or transfer (by merger or otherwise) of all of the Capital Stock of such Subsidiary Guarantor, or the sale or disposition of all the assets of such Subsidiary Guarantor, which transaction is otherwise in compliance with this Indenture and the Notes;

(ii)  the release or discharge of all of such Subsidiary Guarantor’s guarantees (other than such Subsidiary Guarantor’s Note Guarantee) of Guarantee Indebtedness of the Issuer or any Guarantor;

(iii)  the exercise by the Issuer of its legal defeasance option or covenant defeasance option or the discharge of the Issuer’s obligations under this Indenture, in each case pursuant to the provisions of Article VIII hereof;

(iv)  the election of the Issuer to effect such a release following any Suspension Date and prior to a related Reinstatement Date pursuant to Section 3.10(b).

(c)  The release of a Guarantor from its Note Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.10(c) to such Person.

SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

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ARTICLE XI

Reserved

ARTICLE XII

Escrow Matters

SECTION 12.1. Escrow Account. (a)  Concurrently with the issuance of the Notes, the Issuer will enter into an escrow agreement (as amended, supplemented or modified from time to time, the “Escrow Agreement”) among the Issuer, the Trustee, U.S. Bank Trust Company, National Association, as trustee for the Secured Notes (the “Secured Notes Trustee”), and JPMorgan Chase Bank, N.A., as escrow agent (in such capacity, together with its successors, the “Escrow Agent”). Pursuant to the Escrow Agreement, on the Issue Date, the Issuer will deposit (or cause to be deposited) into an escrow account (the “Escrow Account”) (i) an amount of cash in U.S. dollars equal to the gross proceeds from the sale of $600 million aggregate principal amount of the Notes on the Issue Date and (ii) an amount of cash in U.S. dollars equal to the amount of interest that would accrue on $600 million aggregate principal amount of the Notes from and including the Issue Date to but excluding October 31, 2025, as calculated by the Issuer in accordance with the terms of the Indenture.

(b)  Unless the Escrow Release Date or a Special Mandatory Redemption has occurred on or prior to such date, no later than the date that is three Business Days prior to the last day of each month beginning with October 31, 2025 and ending with the Escrow Outside Date, the Issuer will deposit or cause to be deposited into the Escrow Account an amount of additional cash in U.S. dollars equal to the interest that would accrue on $600 million aggregate principal amount of the Notes from and including the last day of the then-current month to but excluding the last day of the immediately succeeding month, as calculated by the Issuer in accordance with the terms of this Indenture. The initial funds deposited in the Escrow Account, and all other funds, securities, interest, dividends, distributions and other property and payments credited to the Escrow Account (less any property and/or funds paid in accordance with the Escrow Agreement), are referred to, collectively, as the “Escrowed Property.”

(c)  Until the earlier of (i) the Escrow Release Date or (ii) a Special Mandatory Redemption occurs, periodic interest payments due under this Indenture on $600 million aggregate principal amount of Notes will be paid from the Escrowed Property. Amounts of the Escrowed Property will otherwise be held in the Escrow Account until the earlier of (i) the Escrow Release Date and (ii) a Special Mandatory Redemption Date.

(d)  The Issuer will grant, for the benefit of the Trustee and the Holders of the Notes, a first-priority security interest in the Escrow Account (including the Escrowed Property therein); provided that such security interest will be automatically extinguished on and terminate at the time of the Escrow Release or a Special Mandatory Redemption in accordance with the Escrow Agreement.

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SECTION 12.2. Release of Escrowed Property. (a)  Subject to the provisions described above regarding periodic interest payments and the provisions described in Section 5.8, the Issuer will only be entitled to cause the Escrow Agent to release the Escrowed Property (the “Escrow Release” and, the date of such Escrow Release, the “Escrow Release Date”) by delivering to the Escrow Agent and the Trustee on or before the Escrow Outside Date (and not later than 12:00 p.m. New York City time at least two Business Days prior to the Escrow Release Date specified in such Officer’s Certificate (or such later time as is agreed by the Escrow Agent)), an Officer’s Certificate (the “Escrow Officer’s Certificate”) instructing the Escrow Agent to release the escrowed funds and certifying to the effect that:

(i)  all conditions precedent to the Acquisition have been satisfied or waived in accordance with the terms of the Scheme Documents as in effect on the date of the Offering Memorandum, without amendment or waiver in a manner that would be materially adverse to the Holders of the Notes, other than (A) the payment of the consideration to be paid for the Acquisition for which the Escrowed Property is required (but subject to the payment of such consideration using the Escrowed Property), and (B) such other conditions precedent that by their nature are to be satisfied at the time of completion of the Acquisition (but subject to the satisfaction or waiver of such conditions);

(ii)  the Scheme Effective Date has occurred or substantially concurrently with the release of the Escrowed Property will occur; and

(iii)  no Default or Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, the Acquisition (clauses (i), (ii) and (iii), collectively, the “Escrow Conditions”).

(b)  As used herein, “Escrow Outside Date” means the later of (i) June 29, 2026 and (ii) such later date (if any) as the Company and the Target may agree to extend the “Long Stop Date” (as defined in the Co-operation Agreement) in accordance with the Co-operation Agreement. The Issuer will notify the Escrow Agent and the Trustee in writing of any extension of the Escrow Outside Date in accordance with clause (ii) of the immediately preceding sentence.

SECTION 12.3. Trustee Direction to Execute Escrow Agreement. The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement, and in connection therewith shall be entitled to all the rights, protections, benefits, immunities and indemnities it has hereunder. The Trustee shall have no duty to monitor the obligations of the Issuer or the Escrow Agent under the Escrow Agreement.

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ARTICLE XIII

Miscellaneous

SECTION 13.1. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by electronic transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. In each case the notice or communication should be addressed as follows:

if to the Issuer or to any Guarantor:

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Email: Chris.May@aam.com

Attention: Chief Financial Officer

With a copy to:

American Axle & Manufacturing Holdings, Inc.

One Dauch Drive

Detroit, Michigan 48211

Email: Shannon.Curry@aam.com

Attention: Treasurer

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Email: Matthew.Paroly@aam.com

Attention: General Counsel

if to the Trustee:

U.S. Bank Trust Company, National Association

Global Corporate Trust
535 Griswold Street, Suite 550
Detroit, MI 48226

Email : james.kowalski@usbank.com

Attn: American Axle & Manufacturing, Inc. Administrator

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed or, as to any Global Note registered in the name of DTC or its nominee, in accordance with the applicable procedures of DTC. Copies of any notice or communication to a Holder, if given by the Issuer or Guarantor, will be given to the Trustee at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

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The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuer shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for the purposes of this Indenture.

SECTION 13.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Notes on the date hereof), the Issuer shall furnish to the Trustee:

(i)  an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with.

SECTION 13.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i)  a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

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In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 13.4. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.6. Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is not a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.7. Governing Law. This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.8. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS (BY THEIR ACCEPTANCE OF A NOTE) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.10. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

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SECTION 13.12. Variable Provisions. The Issuer initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Reserved.

SECTION 13.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.16. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Trust Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Trust Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

American Axle & Manufacturing, Inc.,

by
/s/ Shannon J. Curry
Name:	Shannon J. Curry
Title:	Vice President & Treasurer

American Axle & Manufacturing Holdings, Inc.,

by
/s/ Shannon J. Curry
Name:	Shannon J. Curry
Title:	Vice President & Treasurer

Each of the Subsidiaries Listed on Schedule 1 hereto,

by
/s/ Shannon J. Curry
Name:	Shannon J. Curry
Title:	Vice President & Treasurer

[Signature Page to Indenture]

U.S. Bank TRUST COMPANY, National Association, as Trustee

by
/s/ James Kowalski
Name:	James Kowalski
Title:	Vice President

[Signature Page to Indenture]

SCHEDULE 1

Subsidiary Guarantors

AAM Casting Corp.

AAM International Holdings, Inc.

AAM North America, Inc.

AAM Mexico Holdings LLC

AAM Powder Metal Components, Inc.

AccuGear, Inc.

ASP Grede Intermediate Holdings LLC

ASP HHI Holdings, Inc.

Auburn Hills Manufacturing, Inc.

Colfor Manufacturing, Inc.

HHI FormTech, LLC

Impact Forge Group, LLC

Jernberg Industries, LLC

MD Investors Corporation

Metaldyne M&A Bluffton, LLC

Metaldyne Performance Group Inc.

Metaldyne Powertrain Components, Inc.

Metaldyne Sintered Ridgway, LLC

Metaldyne SinterForged Products, LLC

MSP Industries Corporation

Oxford Forge, Inc.

Punchcraft Machining and Tooling, LLC

Tekfor, Inc

EXHIBIT A

[FORM OF FACE OF NOTE]

[Applicable Restricted Notes Legend]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ],
as revised by the Schedule of Increases
or Decreases in the Global Note attached hereto
CUSIP NO.________
ISIN NO.________

AMERICAN AXLE & MANUFACTURING, INC.

7.750% Senior Note due 2033

American Axle & Manufacturing, Inc., a Delaware corporation, promises to pay to [                             ], or registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on October 15, 2033.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Note are set forth on the other side of this Note.

American axle & manufacturing, Inc.,

by

Name:
Title:

by

Name:
Title:

trustee’s certificate of authentication U.S. Bank TRUST COMPANY, national association as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:

Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]

7.750% Senior Note due 2033

1. Interest

American Axle & Manufacturing, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest (including post-petition interest on any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful. Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful. The Issuer shall pay interest semiannually in arrears on April 15 and October 15 of each year, with the first interest payment to be made on April 15, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from October 3, 2025. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the Interest Payment Date. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

3. Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office at 535 Griswold Street, Suite 550, Detroit, MI 48226 (“Trustee”), shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuer or any of its domestically incorporated Wholly-Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Issuer issued the Notes under an Indenture dated as of October 3, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Issuer. This Note is one of the 7.750% Senior Notes due 2033 referred to in the Indenture. The Notes include (i) the Initial Notes and (ii) if and when issued, any Additional Notes.

5. Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed (and future guarantors, together with the Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior, unsecured basis pursuant to the terms of the Indenture.

6. Redemption

(a) At any time prior to October 15, 2028, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The Company shall calculate the Applicable Premium and the Trustee shall have no duty to confirm or verify such calculation.

(c)  On or after October 15, 2028, the Issuer will be entitled to redeem all or a portion of the Notes at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2028	103.875%
2029	101.938%
2030 and thereafter	100.000%

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(d)  On or prior to October 15, 2028, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (calculated (i) after giving effect to any issuance of Additional Notes and (ii) assuming any Notes that are redeemed pursuant to a Special Mandatory Redemption were never issued) with an amount of cash not greater than the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that

(i) at least 60% of the original principal amount of the Notes (calculated (i) after giving effect to any issuance of Additional Notes and (ii) assuming any Notes that are redeemed pursuant to a Special Mandatory Redemption were never issued) remains outstanding after each such redemption; and

(ii) the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption pursuant to clause (d) may be given prior to the completion of such Equity Offering.

Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e)  Any redemption pursuant to clauses (a) through (d) of this paragraph 7 shall be made pursuant to the provisions of Sections 5.1 through 5.7 of the Indenture.

(f)  The Notes are subject to Special Mandatory Redemption provisions as provided in Section 5.8 of the Indenture.

7. Put Provisions

If a Change of Control occurs, unless the Issuer has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder shall have the right to require the Issuer to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

8. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

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9. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12. Amendment; Waiver

The Indenture, the Notes, the Note Guarantees and the Escrow Agreement may be amended or supplemented, and past defaults or non-compliance with the provisions of the Indenture, the Notes, the Note Guarantees and the Escrow Agreement may be waived, in each case, under certain circumstances as described in the Indenture.

13. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

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15. No Recourse Against Others

A director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

16. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) signs the certificate of authentication on the other side of this Note manually, by facsimile or by electronic transmission.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18. CUSIP Numbers and ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

19. Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.

20. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Attention: General Counsel

5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Dated:	NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial principal amount of the Note shall be $ [______]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.9 of the Indenture, check the box:

☐      3.9

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.9 of the Indenture, state the amount in principal amount (must be in denominations of integral multiples of $1,000): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. .

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

American Axle & Manufacturing, Inc.

 One Dauch Drive

Detroit, Michigan 48211

Email: Chris.May@aam.com

 Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

Global Corporate Trust

535 Griswold Street, Suite 550

Detroit, MI 48226

Email : james.kowalski@usbank.com

Attn: American Axle & Manufacturing, Inc. Administrator

Re: American Axle & Manufacturing, Inc. 7.750% Senior Notes due 2033

Reference is hereby made to the Indenture, dated as of October 3, 2025 (the “Indenture”), between American Axle & Manufacturing, Inc., as issuer (the “Issuer”), its parent, American Axle & Manufacturing Holdings, Inc. (the “Company”), certain subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             (the “Transferor”), owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Regulation S Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(i)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(ii)  ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(iii) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(i)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ Check if Transfer is Pursuant to Regulation S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 144A, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐ a beneficial interest in the:

☐ 144A Global Note (CUSIP                         ), or

☐ Regulation S Global Note (CUSIP                         ); or

☐ a Restricted Definitive Note.

After the Transfer the Transferee will hold:

[CHECK ONE]

☐ a beneficial interest in the:

☐ 144A Global Note (CUSIP                      ), or

☐ Regulation S Global Note (CUSIP                         ), or

☐ Unrestricted Global Note (CUSIP                 ); or

☐ a Restricted Definitive Note; or

☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Email: Chris.May@aam.com

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

Global Corporate Trust

535 Griswold Street, Suite 550

Detroit, MI 48226

Email : james.kowalski@usbank.com

Attn: American Axle & Manufacturing, Inc. Administrator

Re: American Axle & Manufacturing, Inc. 7.750% Senior Notes due 2033

(CUSIP                 )

Reference is hereby made to the Indenture, dated as of October 3, 2025 (the “Indenture”), between American Axle & Manufacturing, Inc., as issuer (the “Issuer”), its parent, American Axle & Manufacturing Holdings, Inc., certain subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $      in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficiary interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the

[CHECK ONE]

☐ 144A Global Note	☐ Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated: _____________________

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of ___________, among [GUARANTOR] (the “New Guarantor”), AMERICAN AXLE & MANUFACTURING, INC., a Delaware corporation (the “Issuer”), AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., a Delaware corporation (the “Company”), on behalf of itself and the other Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”), as trustee under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of October 3, 2025 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 7.750% Senior Notes due 2033;

WHEREAS, the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the New Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, the Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and the New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS, pursuant to Section 9.1(ii)(b) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Issuer and the New Guarantor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Agreement to Guaranty. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.             Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

3.             No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Notes at law, in equity, by statute or otherwise.

4.             Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

6.             Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of New Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.             Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10.           Trustee. The Trustee make no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, the Company, the Existing Guarantors and the New Guarantor, and not of the Trustee. The rights, privileges, indemnities and protections afforded the Trustee under the Indenture shall apply to the execution hereof and the transactions contemplated hereunder.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR

By:
Name:
Title:

AMERICAN AXLE & MANUFACTURING, INC.

By:
Name:
Title:

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., on behalf of itself and the other Existing Guarantors

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: